Calculation of Filing Fee Tables
S-8
AEON Biopharma, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Class A Common Stock, $0.0001 par value per share	Other	18,999,336	$ 1.01	$ 19,189,329.36	0.0001381	$ 2,650.05
Total Offering Amounts:						$ 19,189,329.36		$ 2,650.05
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 2,650.05
Offering Note
[1]	In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions. Consists of 18,999,336 shares of Class A Common Stock consisting of (i) 1,000,000 shares of Class A Common Stock issuable under the AEON Biopharma, Inc. 2025 Employment Inducement Incentive Plan, (ii) 17,857,080 shares of Class A Common Stock issuable under the AEON Biopharma, Inc. Amended and Restated 2023 Incentive Award Plan and (iii) 142,256 shares of Class A Common Stock issuable under the AEON Biopharma, Inc. 2023 Employee Stock Purchase Plan. Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Registrant's Class A Common Stock as reported on NYSE American LLC on March 26, 2026. The Registrant does not have any fee offsets.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources